UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  03/31/2004

CENTERPOINT ENERGY RESOURCES CORP
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  001-13265

DE	76-0511406
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1111 Louisiana
Houston, TX 77002
(Address of Principal Executive Offices, Including Zip Code)

713-207-7451
(Registrant’s Telephone Number, Including Area Code)

Items to be Included in this Report

Item 5.    Other events

On March 23, 2004, CenterPoint Energy Resources Corp. ("CERC"), a wholly owned subsidiary of CenterPoint Energy, Inc., entered into a new three-year, $250 million credit agreement (the "Credit Agreement") with a group of lenders. A copy of the Credit Agreement is attached to this report as Exhibit 4.1, which is incorporated by reference herein.

Item 7.    Financial statements and exhibits

(c) Exhibits.
The following exhibit is filed herewith:

4.1        $250,000,000 Credit Agreement, dated as of March 23, 2004, among CERC, as Borrower, and the Initial Lenders named therein, as Initial Lenders.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CENTERPOINT ENERGY RESOURCES CORP

Date: March 31, 2004.	By:	/s/ James S. Brian
James S. Brian
Senior Vice President and Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
EX-4.1	$250,000,000 Credit Agreement, dated March 23, 2004, among CERC, as Borrower, and the Initial Lenders named therein, as Initial Lenders